EXHIBIT 99.3
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       RICHARD P. RIFENBURGH NON-QUALIFIED STOCK OPTION PLAN AND AGREEMENT
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                         CONCURRENT COMPUTER CORPORATION

                              RICHARD P. RIFENBURGH
                  NON-QUALIFIED STOCK OPTION PLAN AND AGREEMENT


THIS NON-QUALIFIED STOCK OPTION PLAN AND AGREEMENT evidences that, subject to the following terms and conditions, on August 21, 2001 (the "Grant Date"), Concurrent Computer Corporation, a Delaware Corporation, (the "Company") granted to Richard P. Rifenburgh (the "Optionee") a non-qualified stock option (the "Option") for the purchase of ten thousand (10,000) shares of the Company's common stock, $.01 par value (the "Stock"), at an option price of eleven dollars and five cents ($11.05) per share (the "Option Price"), for service provided as a director of the Company.

SECTION 1.     Definitions.  For purposes of this Plan and Agreement, the
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following terms are defined as set forth below:

               (a)     "Board" means the Board of Directors of the Company.
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               (b)     "Change of Control" shall have the meaning set forth in
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Section 5 below.

               (c)     "Committee" means the Committee referred to in Section 3
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below.

               (d)     "Exchange Act" means the Securities Exchange Act of 1934,
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as amended from time to time, and any successor thereto.

               (e)     "Fair Market Value" means the closing sale price as of
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any given date of a share of Stock if the Stock is listed on a national securities exchange or quoted on the Nasdaq system or, if no such closing price is available on such date, such closing price as reported for the immediately preceding business day. If the Stock is not listed on a national securities exchange or quoted on the Nasdaq system, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

               (f)     "Rule 16b-3" means the exemption under Rule 16b-3 to
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Section 16(b) of the Exchange Act, as amended from time to time.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used. For purposes of the definitions set forth in this Section 1, the singular shall include the plural and the plural shall include the singular.

     SECTION 2.     Stock Option.  The Option shall be subject to the following
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terms and conditions:

               (a)  Exercisability and Term. The Option shall be immediately
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                    exercisable and shall be exercisable during the period that the Optionee remains a member of the Board and for a period of three (3) years following termination of service on the Board.

               (b)  Method of Exercise. Subject to the provisions of this
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                    Section 2, the Option may be exercised (to the extent then exercisable), in whole or in part, at any time during the Option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment in full or in part also may be made in the form of unrestricted common stock of the Company already


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                    owned by the Optionee; provided that if the Option is
                    exercised using unrestricted common stock of the Company already owned by the Optionee, such stock must have been held by the Optionee for at least six (6) months.

                    In the discretion of the Committee, payment for any Stock subject to the Option also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of already owned shares of common stock of the Company exchanged in full or partial payment for the shares purchased upon the exercise of the Option shall be equal to the aggregate Fair Market Value of such already owned shares of stock on the date preceding the exercise of the Option (and transfer of such already owned shares to the account of the Company).

               (c)     Non-transferability of Option.  The Option shall not
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be transferable by the Optionee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the term "Optionee" include the guardian and legal representative of the Optionee and any person to whom the Option is transferred by will or the laws of descent and distribution.

               (d)     Cashing out of Option.  On receipt of written notice of
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exercise, the Committee may elect to cash out all or part of the Option to be exercised by paying the Optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of a share of Stock over the Option price times the number of shares of Stock subject to the Option on the effective date of such cash out.

SECTION 3.     Administration.
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                    This Plan and Agreement shall be administered by the
Compensation Committee ("Committee") of the Board or such other committee of the Board, composed of not less than two (2) members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. If at any time no Committee shall be in place, the functions of the Committee specified in this Plan and Agreement shall be exercised by the Board.

               The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and Agreement as it shall, from to time, deem advisable; to interpret the terms and provisions of this Plan and Agreement; and to otherwise supervise the administration of this Plan and Agreement.

               The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. Any determination made by the Committee pursuant to the provisions of this Plan and Agreement with respect to the Option shall be made in its sole discretion at the time of the grant of the Option or, unless in contravention of any express term of this Plan and Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan and Agreement shall be final and binding on all persons, including the Company and the Optionee.

SECTION 4.     Adjustments.
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               In the event of any merger, reorganization, consolidation, recapitalization (including, but not limited to, the issuance of common stock or any securities convertible into common stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the number and Option price of shares subject to the Option granted under this Plan and Agreement as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to the Option always shall be a whole number.


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SECTION 5.     Change of Control.
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               Upon the occurrence of a Change of Control, the Committee, in its discretion, shall have the right (but not the obligation) to cash out prior to the transaction the Option by paying the Optionee an amount, in cash or common stock, equal to the excess of the Fair Market Value of a share of Stock over the Option price per share of Stock times the number of shares of Stock subject to the Option on the effective date of the cash out (in which event the Option shall thereupon expire).

               For purposes of this Plan, "Change of Control" means the occurrence of any of the following events:

               (a) the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder, including, without limitation, Rule 13d-5(b)) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 35% or more of the combined voting power of the Company's then outstanding voting securities, other than

                    (i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

                    (ii) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

                   (iii) an acquisition of voting securities pursuant to a
                         transaction described in clause (c) below that would not be a Change of Control under clause (c);

               (b) a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

                    (i) a director who has been a director of the Company for a continuous period of at least 24 months, or

                    (ii) a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in clauses (b)(i), (ii), or (iii) by prior nomination or election, but excluding, for the purpose of this subclause (ii), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or
                         (z) tender offer, merger, sale of substantially all of the Company's assets, consolidation, reorganization, or business combination that would be a Change of Control under clause (c) on consummation thereof, or

                   (iii) who were serving on the Board as a result of the
                         consummation of a transaction described in clause (c) that would not be a Change of Control under clause (c);

               (c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case, other than in a transaction


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                    (i)  that results in the Company's voting securities
                         outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

                    (ii) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the Board's approval of the agreement providing for the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time), and

                   (iii) after which no person or group beneficially owns
                         voting securities representing 35% or more of the combined voting power of the Successor Entity, unless the Board determines in its discretion that beneficial ownership by a person or group of voting securities representing 35% or more of the combined voting power of the Successor Entity shall not be deemed a Change of Control; or

               (d)    a liquidation or dissolution of the Company.

               For purposes of clarification, an acquisition of Company securities by the Company that causes the Company's voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the Company's then outstanding voting securities is not to be treated as an "acquisition" by any person or group for purposes of clause (a) above. For purposes of clause (a) above, the Company makes the calculation of voting power as if the date of the acquisition were a record date for a vote of the Company's shareholders, and for purposes of clause (c) above, the Company makes the calculation of voting power as if the date of the consummation of the transaction were a record date for a vote of the Company's shareholders.

     SECTION 6.     Amendment.
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               The Board may amend this Plan and Agreement, but no amendment shall be made that would (i) impair the rights of the Optionee without the Optionee's consent, except such an amendment made to cause this Plan and Agreement to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify this Plan and Agreement from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law.

     SECTION 7.     General Provisions.
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               (a)     Compliance with Laws.  The Option shall not be exercised
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and no related share certificates shall be delivered if in the sole discretion of the Company any requisite approval, consent, registration or other qualification of any stock exchange upon which the securities of the Company may then be listed, the Securities and Exchange Commission or other governmental authority having jurisdiction over the exercise of the Option or the issuance of shares shall not have been secured.

               (b)     Beneficiary.  The Committee shall establish such
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procedures as it deems appropriate for the Optionee to designate a beneficiary to whom any amounts payable in the event of the Optionee's death are to be paid.


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               (c)     Severability.  If any provisions of this Plan and
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Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Plan and Agreement or the subject agreement.

               (d)     Governing Law.  This Plan and Agreement shall be governed
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by and construed in accordance with the laws of the State of Delaware.

               (e)     Merger Clause.  This Plan and Agreement supersedes any
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and all understandings between the Company and the Optionee with respect to the
Option, and, except as otherwise provided herein, this Plan and Agreement may be amended only in writing signed by the Company and the Optionee.

               (f)     Headings.  The headings in this Plan and Agreement are
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for reference purposes only and shall not affect in any way the meaning or interpretation of thereof.

     PLEASE INDICATE YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOREGOING BY SIGNING AND RETURNING A COPY OF THIS PLAN AND AGREEMENT.

                                    CONCURRENT COMPUTER
                                    CORPORATION

                                    By: _______________________________
                                        Name:
                                        Title:

     I hereby acknowledge receipt of the Option granted on August 21, 2001, which has been granted to me under the foregoing terms and conditions. I further agree to conform to all of the terms and conditions of the Option.

                                        OPTIONEE

                                        _______________________________
                                        Richard P. Rifenburgh

                                        Date: _________________________


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